                                                                   Exhibit 3.113

                          ARTICLES OF ORGANIZATION FOR
                        FLORIDA LIMITED LIABILITY COMPANY


ARTICLE I - NAME:
The name of the Limited Liability Company is:  REALTY REFERRAL CONSULTANTS, LLC.

ARTICLE II - ADDRESS:
The mailing address and street address of the principal office of the Limited Liability Company is:

PRINCIPAL OFFICE ADDRESS:                   MAILING ADDRESS:
-------------------------                   ----------------
13831 Vector Ave.                           Same
Suite 105
Fort Myers, FL 33907

ARTICLE III - REGISTERED AGENT, REGISTERED OFFICE & REGISTERED AGENT'S
SIGNATURE: The name and the Florida street address of the registered agent are:

NRAI Services, Inc.
526 East Park Avenue
Tallahassee, FL 32301

ARTICLE IV - MANAGER(s) OR MANAGING MEMBER(s):
The name and address of each Manager or Managing Member is as follows:

TITLE:                                 MAILING ADDRESS:
------                                 ----------------
MGR                                    Colin V. Reed
                                       One Gaylord Drive
                                       Nashville, TN 37214

MGR                                    Mark Fioravanti
                                       One Gaylord Drive
                                       Nashville, TN 37214


REQUIRED SIGNATURE:            /s/ Carter R. Todd
                               -------------------
                               Carter R. Todd
                               Secretary of ResortQuest Southwest Florida, LLC
                               Sole Member